UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2008

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or other Jurisdiction of Incorporation)
0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)
3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth below under Item 5.01 is incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

On August 6, 2008, the Company sold 7,956,638 shares of the Company’s Class A common stock for a purchase price of $358,048,710 to AirTouch Cellular (“AirTouch”), a wholly-owned subsidiary of Cellco partnership d/b/a Verizon Wireless, a Delaware partnership (“Verizon Wireless”), pursuant to the terms of a subscription agreement dated August 6, 2008 by and among the Company and AirTouch (the “Subscription Agreement”).  The funds received under the Subscription Agreement were set aside to be used to consummate the redemption of the 12 1/4% junior exchangeable preferred stock pursuant to the Merger Agreement (as defined in Item 5.01 below), which will occur on September 5, 2008.  These shares of Class A common stock were issued, offered and sold in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01.  Changes in Control of Registrant

On August 7, 2008, the Company completed the merger (the “Merger”) with and into Rhino Merger Sub Corporation (“Merger Sub”), a Minnesota corporation and a wholly-owned subsidiary of Verizon Wireless, with the Company as the surviving corporation, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated July 29, 2007, a copy of which was filed as an exhibit to the Current Report on Form 8−K filed with the Securities and Exchange Commission on July 30, 2007 and is incorporated herein by reference.  As a result of the Merger, (i) each share of the Company’s Class A and Class B common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Verizon Wireless or any of its subsidiaries) was cancelled and converted into the right to receive an amount in cash equal to $45.00, without interest, (ii) each share of the Company’s Class M preferred stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Verizon Wireless or any of its subsidiaries) was cancelled and automatically converted into the right to receive an amount in cash equal to $1000 plus any accrued and unpaid dividends, without interest, (iii) the Company has requested that the NASDAQ Global Market (the “NASDAQ”) file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on the NASDAQ and (iv) the Company became an indirect wholly-owned subsidiary of Verizon Wireless.  Form 25 was filed on August 7, 2008.  The source of funds for the consideration payable in the Merger was a borrowing by Verizon Wireless under a credit facility pursuant to a credit agreement dated as of June 5, 2008, a copy of which was filed by Verizon Communications Inc. as an exhibit to its Current Report on Form 8−K filed with the Securities and Exchange Commission on July 11, 2008 and is incorporated herein by reference.  The press release announcing the completion of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8−K and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, by virtue of the Merger, upon the effective time of the merger, the directors of Merger Sub became directors of the Company.  Immediately following the effective time of the Merger, the directors of the Company resigned and were replaced by new directors.  The new directors are Jack D. Plating, John Townsend and Steven E. Zipperstein.  Messrs. Plating, Townsend and Zipperstein are officers of Verizon Wireless. At the time of this filing, none of the new directors have been named to any committee of the board of directors.

Immediately following the effective time of the Merger, the officers of the Company were removed and replaced by new officers.  The new officers are as follows:

Jack D. Plating – President and Chief Executive Officer.  Mr. Plating, age 55, also currently serves as executive vice president and chief operating officer of Verizon Wireless.  He previously served as president of Verizon Wireless' South Area. Prior to that, Mr. Plating served as executive vice president and chief operating officer for Bell
Atlantic Mobile, Inc., one of Verizon Wireless' predecessor companies, where he earlier had served as President of that company's New England and Upstate New York Region.

Anthony J. Melone - Sr. Vice President & Chief Technical Officer.  Mr. Melone, age 48, also currently serves as senior vice president and chief technical officer for Verizon Wireless.  He previously served as vice president of network operations for Verizon Wireless.  Mr. Melone has 26 years of telecommunications experience, including operations and engineering positions of increasing responsibility with the former Bell Atlantic. He joined Bell Atlantic Mobile's network operations group in 1996, and in 2000 was named staff vice president of network planning and administration when Verizon Wireless was formed.

John Townsend - Vice President & Chief Financial Officer.  Mr. Townsend, age 45, also currently serves as vice president and chief financial officer for Verizon Wireless.  Previously, Mr. Townsend was finance director for Vodafone UK Limited and has held a number of senior positions with the Vodafone Group since joining it in 1993.   Prior to joining Vodafone, Mr. Townsend was with KPMG Peat Marwick in Birmingham, UK, and Hong Kong.

Michael T. Stefanski – Vice President & Controller.  Mr. Stefanski, age 43, also currently serves as vice president and controller of Verizon Wireless and has done so since 2003.  From 2000 to 2003, he was staff vice president-strategic and financial planning.  From 1998 to 2000, he was director of finance and from 1993 to 1998, he held various financial positions for Bell Atlantic Mobile's Philadelphia Tri-State Region. From 1990 to 1993, Mr. Stefanski held a position in internal audit at Bell Atlantic Corporation.  Prior to that, he was with the public accounting firm of Ernst & Young.

Margaret P. Feldman – Vice President, Business Development.  Ms. Feldman, age 50, also currently serves as vice president - business development for Verizon Wireless. Previous at Verizon Wireless, she served as staff vice president - tax. Ms. Feldman was assistant vice president of state tax planning for GTE Service Corporation. Prior to joining GTE in 1987, she worked for five years in the Tax Department of Arthur Andersen & Co. in Atlanta, Georgia.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, by virtue of the Merger, upon the effective time of the Merger, the articles of incorporation of Merger Sub became the articles of incorporation of the Company except that the provision containing the name of Merger Sub was amended and restated in its entirety to state: “The name of the corporation is Rural Cellular Corporation.”  The articles of incorporation of the Company are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, by virtue of the Merger, upon the effective time of the Merger, the bylaws of Merger Sub became the bylaws of the Company, except that the name of the Surviving Corporation is Rural Cellular Corporation.  The bylaws of the Company are filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                      Description

3.1                      Articles of Incorporation of the Company, as amended
3.2                      Bylaws of the Company, as amended
99.1                    Press release of Verizon Wireless issued on August 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation of the Company, as amended
3.2	Bylaws of the Company, as amended
99.1	Press release of Verizon Wireless issued on August 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized./s/

RURAL CELLULAR CORPORATION

                                            /s/ Margaret Feldman
                                                Vice President, Business Development of RCC

August 6, 2008